Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FIRST QUARTER 2012 RESULTS WITH NET OPERATING REVENUES OF $3.3 BILLION

FRANKLIN, Tenn. (April 26, 2012)—Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2012.

Net operating revenues for the three months ended March 31, 2012, totaled $3.3 billion, an 11.6 percent increase compared with $3.0 billion for the same period in 2011. Income from continuing operations increased to $99.7 million, or $0.85 per share (diluted), for the three months ended March 31, 2012, compared with $91.6 million, or $0.81 per share (diluted), for the same period in 2011. Net income attributable to Community Health Systems, Inc. common stockholders was $0.85 per share (diluted) for the three months ended March 31, 2012, compared to $0.67 per share (diluted) for the same period in 2011. The results for the three months ended March 31, 2012, include a $0.48 per share (diluted) net benefit from the resolution of an industry-wide governmental settlement and a payment update relating to prior periods, a $0.10 per share (diluted) charge to establish reserves for certain legal matters, and a $0.44 per share (diluted) loss from the early extinguishment of debt. Excluding these previously mentioned items, income from continuing operations attributable to Community Health Systems, Inc. common stockholders was $0.91 per share (diluted) for the three months ended March 31, 2012, and net income attributable to Community Health Systems, Inc. common stockholders was $0.91 per share (diluted) for the three months ended March 31, 2012. Weighted average shares outstanding (diluted) were 88.9 million for the three months ended March 31, 2012, and 92.1 million for the three months ended March 31, 2011.

Adjusted EBITDA for the three months ended March 31, 2012, was $535.5 million compared with $457.1 million for the same period in 2011, representing a 17.2 percent increase. Excluding the items mentioned above, adjusted EBITDA was $477.6 million, representing an increase of 4.5 percent over the same period in 2011. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and net income attributable to non-controlling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended March 31, 2012, was $187.3 million compared with $187.5 million for the same period in 2011.

The consolidated operating results for the three months ended March 31, 2012, reflect a 3.2 percent increase in total admissions and an 8.1 percent increase in total adjusted admissions compared with the same period in 2011. On a same-store basis, admissions decreased 2.3 percent while adjusted admissions increased 2.5 percent compared with the same period in 2011. On a same-store basis, net operating revenues increased 4.3 percent compared with the same period in 2011.

During the three months ended March 31, 2012, the Company continued the execution of its acquisition strategy by acquiring three hospitals located in Scranton, Pennsylvania; Peckville, Pennsylvania; and Blue Island, Illinois; and a large physician practice located in Longview, Texas.

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CYH Announces First Quarter 2012 Results

April 26, 2012

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., said, “Our results for the first quarter of 2012 indicate a strong start to the year for Community Health Systems with a solid financial and operating performance. We continued to show strong top-line growth with revenues up over 11 percent on a consolidated basis and same-store revenues up 4.3 percent from a year ago. We are especially encouraged by our volumes, which showed more favorable year-over-year trends than we experienced in 2011. These results confirm our ability to drive revenues, improve our operating efficiencies and manage our costs, with a shared goal across all of our markets to enhance the quality of local healthcare services.”

Smith added, “We have continued to build a strong foundation for future growth through our focus on acquisitions. We have already added three new hospitals to our portfolio in 2012, reflecting our ability to identify and capitalize on opportunities in the marketplace. With the current healthcare regulatory climate, we believe there are a greater number of independent community hospitals looking for established and operationally-focused partners. Community Health Systems has a proven track record with the experience and financial resources to support and keep these hospitals viable in the local community. We remain confident in our ability to execute our strategy in today’s dynamic environment and deliver favorable results in 2012.”

Included on pages 12, 13 and 14 of this press release are tables setting forth the Company’s updated 2012 guidance.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 134 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Community Health Systems, Inc. will hold a conference call on Friday, April 27, 2012, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2012. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through May 25, 2012. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2012 Results

April 26, 2012

Forward-Looking Statements

Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces First Quarter 2012 Results

April 26, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net operating revenues	$3,297,035	$2,954,083
Adjusted EBITDA (c)	535,495	457,070
Income from continuing operations (d), (e), (f), (g), (h)	99,718	91,605
Net income attributable to Community Health Systems, Inc.	75,474	61,324

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations	$0.86	$0.82
Discontinued operations	(0.01)	(0.15)

Net income	$0.85	$0.67

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i), (j):
Continuing operations	$0.85	$0.81
Discontinued operations	(0.01)	(0.14)

Net income	$0.85	$0.67

Weighted-average number of shares outstanding (j):
Basic	88,675	91,008
Diluted	88,853	92,137

Net cash provided by operating activities	$187,310	$187,511

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2012 Results

April 26, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012		2011
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,783,491		$3,354,052
Provision for bad debts	486,456		399,969

Net operating revenues	3,297,035	100.0%	2,954,083	100.0%

Operating costs and expenses:
Salaries and benefits	1,524,975	46.3%	1,379,367	46.7%
Supplies	498,579	15.1%	457,817	15.5%
Other operating expenses	708,943	21.5%	614,793	20.8%
Electronic health records incentive reimbursement (f)	(26,168)	-0.8%	—	0.0%
Rent	67,224	2.0%	63,170	2.1%
Depreciation and amortization	174,354	5.3%	158,155	5.4%

Total operating costs and expenses	2,947,907	89.4%	2,673,302	90.5%

Income from operations (d), (e), (f), (g), (h)	349,128	10.6%	280,781	9.5%
Interest expense, net	152,175	4.7%	163,218	5.5%
Loss from early extinguishment of debt	63,429	1.9%	—	0.0%
Equity in earnings of unconsolidated affiliates	(12,013)	-0.4%	(18,134)	-0.6%

Income from continuing operations before income taxes	145,537	4.4%	135,697	4.6%
Provision for income taxes	45,819	1.4%	44,092	1.5%

Income from continuing operations (d), (e), (f), (g), (h)	99,718	3.0%	91,605	3.1%

Discontinued operations, net of taxes:
Loss from operations of entities sold	(466)	0.0%	(1,678)	0.0%
Impairment of hospital sold	—	0.0%	(8,368)	-0.3%
Loss on sale, net	—	0.0%	(3,234)	-0.1%

Loss from discontinued operations, net of taxes	(466)	0.0%	(13,280)	-0.4%

Net income	99,252	3.0%	78,325	2.7%
Less: Net income attributable to noncontrolling interests	23,778	0.7%	17,001	0.6%

Net income attributable to Community Health Systems, Inc.	$75,474	2.3%	$61,324	2.1%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e), (f), (g), (h)	$0.86		$0.82
Discontinued operations	(0.01)		(0.15)

Net income	$0.85		$0.67

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e), (f), (g), (h)	$0.85		$0.81
Discontinued operations	(0.01)		(0.14)

Net income	$0.85		$0.67

Weighted-average number of shares outstanding (i):
Basic	88,675		91,008

Diluted	88,853		92,137

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2012 Results

April 26, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net income	$99,252	$78,325
Other comprehensive income, net of income taxes:
Net change in fair value of interest rate swaps	10,536	36,446
Net change in fair value of available-for-sale securities	2,667	1,069
Amortization and recognition of unrecognized pension cost components	1,140	772

Other comprehensive income	14,343	38,287

Comprehensive income	113,595	116,612
Less: Comprehensive income attributable to noncontrolling interests	23,778	17,001

Comprehensive income attributable to Community Health Systems, Inc.	$89,817	$99,611

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2012 Results

April 26, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	Consolidated			Same-Store
	2012	2011	% Change	2012	2011	% Change
Number of hospitals (at end of period)	134	127		127	127
Licensed beds (at end of period)	20,217	18,981		18,942	18,981
Beds in service (at end of period)	17,198	16,359		16,152	16,359
Admissions	181,888	176,330	3.2%	172,231	176,330	-2.3%
Adjusted admissions	358,815	331,849	8.1%	340,264	331,849	2.5%
Patient days	804,412	781,813		753,701	781,813
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	51.7%	53.1%		51.2%	53.1%
Net operating revenues	$3,297,035	$2,954,083	11.6%	$3,081,753	$2,954,021	4.3%
Net inpatient revenues as a % of total net operating revenues before provision for bad debts	46.1%	49.0%		44.6%	49.0%
Net outpatient revenues as a % of total net operating revenues before provision for bad debts	51.9%	48.8%		53.4%	48.8%
Income from operations	$349,128	$280,781	24.3%	$296,225	$284,078	4.3%
Income from operations as a % of net operating revenues	10.6%	9.5%		9.6%	9.6%
Depreciation and amortization	$174,354	$158,155		$167,853	$158,155
Equity in earnings of unconsolidated affiliates	$(12,013)	$(18,134)		$(12,080)	$(18,134)
Liquidity Data:
Adjusted EBITDA (c)	$535,495	$457,070	17.2%
Adjusted EBITDA as a % of net operating revenues	16.2%	15.5%
Net cash provided by operating activities	$187,310	$187,511
Net cash provided by operating activities as a % of net operating revenues	5.7%	6.3%

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2012 Results

April 26, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$129,298	$129,865
Patient accounts receivable, net of allowance for doubtful accounts of $1,996,090 and $1,891,334 at March 31, 2012 and December 31, 2011, respectively	2,019,537	1,834,167
Supplies	354,074	346,611
Prepaid income taxes	49,769	101,389
Deferred income taxes	89,797	89,797
Prepaid expenses and taxes	129,154	112,613
Other current assets	328,847	231,647

Total current assets	3,100,476	2,846,089

Property and equipment	9,640,636	9,369,528
Less accumulated depreciation and amortization	(2,638,773)	(2,513,552)

Property and equipment, net	7,001,863	6,855,976

Goodwill	4,367,841	4,264,845

Other assets, net	1,376,236	1,241,930

Total assets	$15,846,416	$15,208,840

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$75,388	$63,706
Accounts payable	822,247	748,997
Accrued interest	101,156	110,121
Accrued liabilities	997,618	988,315

Total current liabilities	1,996,409	1,911,139

Long-term debt	9,243,616	8,782,798

Deferred income taxes	704,725	704,725

Other long-term liabilities	986,022	949,990

Total liabilities	12,930,772	12,348,652

Redeemable noncontrolling interests in equity of consolidated subsidiaries	363,540	395,743

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 91,858,778 shares issued and 90,883,229 shares outstanding at March 31, 2012, and 91,547,079 shares issued and 90,571,530 shares outstanding at December 31, 2011	919	915
Additional paid-in capital	1,089,447	1,086,008
Treasury stock, at cost, 975,549 shares at March 31, 2012 and December 31, 2011	(6,678)	(6,678)
Accumulated other comprehensive loss	(170,136)	(184,479)
Retained earnings	1,576,804	1,501,330

Total Community Health Systems, Inc. stockholders’ equity	2,490,356	2,397,096
Noncontrolling interests in equity of consolidated subsidiaries	61,748	67,349

Total equity	2,552,104	2,464,445

Total liabilities and equity	$15,846,416	$15,208,840

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2012 Results

April 26, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities
Net income	$99,252	$78,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	174,354	161,318
Stock-based compensation expense	10,495	9,918
Loss on sale, net	—	3,234
Impairment of hospital sold	—	8,368
Loss from early extinguishment of debt	63,429	—
Excess tax benefit relating to stock-based compensation	(1,004)	(4,675)
Other non-cash expenses, net	2,569	(11,173)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(163,484)	(56,454)
Supplies, prepaid expenses and other current assets	(125,111)	14,336
Accounts payable, accrued liabilities and income taxes	96,109	(14,938)
Other	30,701	(748)

Net cash provided by operating activities	187,310	187,511

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(248,436)	(45,422)
Purchases of property and equipment	(184,903)	(153,875)
Proceeds from disposition of ancillary operations	—	14,583
Proceeds from sale of property and equipment	748	7,587
Increase in other investments	(67,708)	(32,277)

Net cash used in investing activities	(500,299)	(209,404)

Cash flows from financing activities
Proceeds from exercise of stock options	308	18,125
Repurchase of restricted stock shares for payroll tax withholding requirements	(9,032)	—
Deferred financing costs	(24,787)	—
Excess tax benefit relating to stock-based compensation	1,004	4,675
Proceeds from noncontrolling investors in joint ventures	—	863
Redemption of noncontrolling investments in joint ventures	(31,096)	(225)
Distributions to noncontrolling investors in joint ventures	(27,038)	(15,333)
Borrowings under credit agreements	4,315,011	—
Issuance of long-term debt	1,025,000	—
Proceeds from receivables facility	300,000	—
Repayments of long-term indebtedness	(5,236,948)	(14,665)

Net cash provided by (used in) financing activities	312,422	(6,560)

Net change in cash and cash equivalents	(567)	(28,453)
Cash and cash equivalents at beginning of period	129,865	299,169

Cash and cash equivalents at end of period	$129,298	$270,716

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2012 Results

April 26, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share which is adjusted for income attributable to noncontrolling interests (in thousands).

	Three Months Ended
	March 31,
	2012	2011
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$99,718	$91,605
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	23,778	17,001

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders—basic and diluted	$75,940	$74,604

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(466)	$(13,280)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders—basic and diluted	$(466)	$(13,280)

(b)	Continuing operating results exclude discontinued operations for the three months ended March 31, 2012 and 2011. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended March 31,
	2012	2011
Adjusted EBITDA	$535,495	$457,070
Interest expense, net	(152,175)	(163,218)
Provision for income taxes	(45,819)	(44,092)
Loss from operations of entities sold, net of taxes	(466)	(1,678)
Other non-cash expenses, net	12,060	(2,767)
Net changes in operating assets and liabilities, net of effects of acquisitions	(161,785)	(57,804)

Net cash provided by operating activities	$187,310	$187,511

Footnotes continued on the next page.

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CYH Announces First Quarter 2012 Results

April 26, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in non-same-store income from operations and income from continuing operations for the three months ended March 31, 2012, is approximately $102 million of net operating revenue and approximately $9 million of related expenses from an industry-wide settlement with the United States Department of Health and Human Services and Centers for Medicare and Medicaid Services based on a claim that acute-care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system in federal fiscal years 1999 through 2011. The underpayments resulted from calculations related to the rural floor budget neutrality adjustments implemented in connection with the Balanced Budget Act of 1997. In addition, included in net income attributable to noncontrolling interests is approximately $3 million related to this settlement. Also included is an unfavorable adjustment to net operating revenue of approximately $21 million related to the newly issued Supplemental Security Income ratios for federal fiscal years 2006 through 2009 utilized for calculating Medicare Disproportionate Share Hospital reimbursements. These two adjustments resulted in an after-tax impact of $0.48 per share (diluted).

(e)	Included in income from continuing operations is a pre-tax adjustment to establish an accrual of $14.0 million, resulting in an after-tax charge of $0.10 per share (diluted), for certain specific legal matters.

(f)	Included in income from continuing operations is the Electronic Health Records incentive reimbursement for the three months ended March 31, 2012, which represents reimbursement from Medicaid related to certain of the Company’s hospitals and Medicare and Medicaid for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three months ended March 31, 2012, were approximately $12.7 million, including depreciation and amortization of approximately $6.1 million, and are included in the condensed consolidated statement of income according to each item’s related classification.

(g)	Included in non-same-store income from operations and income from continuing operations for the three months ended March 31, 2012 and 2011, are pre-tax legal and other costs of $1.9 million and $0, respectively, related to the Tenet Healthcare Corporation (“Tenet”) lawsuit, governmental investigation and shareholder lawsuits.

(h)	Also included in income from continuing operations for the three months ended March 31, 2012 and 2011, are pre-tax charges of $4.3 million and $3.3 million, respectively, related to acquisition costs (other than Tenet).

(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended
	March 31,
	2012	2011
Weighted-average number of shares outstanding—basic	88,675	91,008
Add effect of dilutive securities:
Stock awards and options	178	1,129

Weighted-average number of shares outstanding—diluted	88,853	92,137

(j)	Total per share amounts may not add due to rounding.

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CYH Announces First Quarter 2012 Results

April 26, 2012

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2012. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2012 guidance reaffirms the Company’s previous guidance for 2012 provided on February 21, 2012, revised to reflect historical results through March 31, 2012. See page 14 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2012 Projection Range			2011 Actual
Net operating revenues less provision for bad debts (in millions) *	$12,800	to	$13,200	$11,906	*
Adjusted EBITDA (in millions)	$1,970	to	$2,000	$1,837
Income from continuing operations per share—diluted	$3.85	to	$4.10	$3.33	**
Same-store hospital annual adjusted admissions growth	-0.5%	to	1.5%	-0.7%
Weighted-average diluted shares (in millions)	90	to	91	91

*	Any reference to net operating revenues means net operating revenues less provision for bad debts.

**	Excludes loss on early extinguishment of debt.

The following assumptions were used in developing the 2012 guidance provided above:

•

Effective January 1, 2012, the Company adopted Accounting Standards Update 2011-07, which requires the provision for bad debts expense associated with patient service revenue to be presented as an offset to the patient service revenue line item in the statement of operations. 2012 projection range and restated 2011 actual net operating revenues are presented net of projected and actual provision for bad debts, respectively.

•

The Company’s 2012 projection includes an aggregate $80 million of net operating revenues and $0.38 per share (diluted) of adjustments recognized in our operating results for the three months ended March 31, 2012, related to the Rural Floor Budget Neutrality Adjustment, the Supplemental Security Income payment update and the accrual of certain legal matters not previously included in our guidance.

•

Expressed as a percent of net operating revenues, Health Information Technology (HITECH) electronic health records incentive reimbursement for 2012 is projected to be approximately 0.6% to 0.8%. Electronic health records-related total costs and expenses for 2012, expressed as a percentage of net operating revenues, are projected to be approximately 0.3% to 0.5%, including depreciation and amortization, expressed as a percentage of net operating revenues, of approximately 0.2% to 0.3%. The projections related to HITECH incentive reimbursement and the related costs are based on the assumption that approximately one-third of our hospitals will be Stage 1 compliant by September 30, 2012. Delays in compliance until later in 2012 may defer recognition of the incentive reimbursement into future years without reducing the aggregate incentive we receive under this program. Accelerating compliance of additional hospitals during 2012 may result in additional expenses being incurred but may not accelerate the recognition of the incentive reimbursement into 2012.

•	2012 projection includes four to five assumed hospital acquisitions after December 31, 2011, of which three hospital acquisitions closed during the three months ended March 31, 2012.

•	Projected 2012 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.6% to 5.8% for 2012; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future fair value adjustments to investments and hospital fixed asset impairments.

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CYH Announces First Quarter 2012 Results

April 26, 2012

•	2012 projection includes an estimate of $0.04 to $0.06 per share (diluted) of acquisition costs that are required to be expensed.

•	The Company’s 2012 projection does not take into account resolution of government investigations or other significant legal settlements not resolved at April 26, 2012.

•

For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s Senior Secured Credit Facility for 2012 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements. Total fixed debt, including swaps, is expected to average approximately 72% to 77% of total debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions and the Company’s accounts receivable securitization program, which was entered into during the first quarter of 2012, interest expense, expressed as a percentage of net operating revenues, is projected to be approximately 4.7% to 4.9% for 2012; however, these percentages will vary as revenue and interest rates vary. The 2012 projection does not assume any significant changes to the financing terms of the Senior Secured Credit Facility or any significant new financing arrangements not announced prior to April 26, 2012.

•

On December 14, 2011, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased, or when the maximum dollar amount has been reached. Through April 26, 2012, no shares have been purchased and retired under this repurchase plan.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.5% for 2012.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2012.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 33.0% for 2012.

•	Capital expenditures are projected as follows (in millions):

2012 Guidance
Total	$800	to	$900

•	Net cash provided by operating activities is projected as follows (in millions):

2012 Guidance
Total	$1,200	to	$1,300

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CYH Announces First Quarter 2012 Results

April 26, 2012

The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months ended March 31, 2012, are not necessarily indicative of the results that may be experienced for any such future period or for any future year.

The Company cautions that the projections for calendar year 2012 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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